Exhibit 4.1

Execution Copy

METROPCS WIRELESS, INC.

AND EACH OF THE GUARANTORS PARTY HERETO

INDENTURE

Dated as of September 21, 2010

WELLS FARGO BANK, N.A.

Trustee

i

EXHIBITS

Exhibit A Form of Notation of Guarantee

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	7.10
(b)	7.10
(c)	Not Applicable
311(a)	7.11
(b)	7.11
(c)	Not Applicable
312(a)	2.06
(b)	12.03
(c)	12.03
313(a)	7.06
(b)(1)	7.06
(b)(2)	7.06
(c)(1)	7.06
(d)	7.06
314(a)	4.02
(b)	Not Applicable
(c)(1)	12.04
(c)(2)	12.04
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	12.05
(f)	Not Applicable
315(a)	7.01
(b)	7.05
(c)	7.01
(d)	7.01
(e)	6.14
316(a)	6.12
(a)(1)(A)	6.12
(a)(1)(B)	6.12
(a)(2)	Not Applicable
(b)	6.08
(c)	Not Applicable
317(a)(1)	6.03
(a)(2)	6.04
(b)	2.05
318(a)	12.01
(b)	Not Applicable
(c)	12.01

*	This Cross-Reference Table is not part of the Indenture.

Indenture dated as of September 21, 2010 among MetroPCS Wireless, Inc., a Delaware corporation (the “Company”), the Guarantors (as defined herein) party hereto and Wells Fargo Bank, N.A., a national banking association, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Securities issued under this Indenture.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

“Additional Amounts” means any additional amounts which are required hereby or by any Security, under circumstances specified herein or therein, to be paid by the Company in respect of certain taxes imposed on Holders specified herein or therein and which are owing to such Holders.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar or Paying Agent.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the board of directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been adopted by the Board of Directors or pursuant to authorization or delegation of authority by the Board of Directors and to be in full force and effect on the date of the certificate and delivered to the Trustee.

“Business Day” means, unless otherwise provided by Board Resolution, Officers’ Certificate or supplemental indenture hereto for a particular Series, any day except a Saturday,

Sunday, or a legal holiday in the City of New York or in any place of payment with respect to the Securities on which banking institutions are authorized or required by law, regulation or executive order to close.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Company” means the party named as such above until a successor replaces it and thereafter means the successor.

“Company Order” means a written order signed in the name of the Company by at least one Officer.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Corporate Trust Office of the Trustee” means, solely for purposes of presenting Securities, Wells Fargo Bank, N.A. located at 45 Broadway, 14th Floor, New York, New York 10006, and, for all other purposes, the office of the Trustee at which any time its corporate trust business will be administered, which at the date hereof is located at Wells Fargo Bank, N.A., Corporate Trust Services, MAC N9311-110, 625 Marquette Avenue, Minneapolis, Minnesota 55479, Attention: MetroPCS Account Manager, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Currency Determination Agent” means, the financial institution, if any, from time to time selected by the Company for purposes of Section 12.16.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Depositary” means, with respect to the Securities of any Series issuable or issued in whole or in part in the form of one or more Global Securities, the Person designated as

Depositary for such Series by the Company, which Depositary will be a clearing agency registered under the Exchange Act; and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any Series will mean the Depositary with respect to the Securities of such Series.

“Discount Security” means any Security that provides for an amount less than the stated principal amount thereof to be due and payable upon declaration of acceleration of the Maturity thereof pursuant to Section 6.02.

“Dollars” and “$” mean the currency of the United States of America.

“ECU” means the European Currency Unit as determined by the Commission of the European Union.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Foreign Currency” means any currency or currency unit issued by a government other than the government of the United States of America.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time; provided that, at any time, the Company may elect that GAAP thereafter means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which were in effect at the time of such election; provided that any such election, once made, shall be irrevocable. At any time, the Company may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in this Indenture); provided that any such election, once made, shall be irrevocable; provided further, that any calculation or determination in this Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the Company’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Company shall give notice of any such election made in accordance with this definition to the Trustee and the Holders.

“Global Security” or “Global Securities” means a Security or Securities, as the case may be, in the form established pursuant to Section 2.02 or 2.14 evidencing all or part of a Series of Securities, issued to the Depositary for such Series or its nominee, and registered in the name of such Depositary or nominee.

“Government Securities” means securities which are direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States of America pledges its full faith and credit.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantor” means each Person that executes this Indenture as a guarantor and its respective successors and assigns, in each case until the Guarantee of such Person has been released in accordance with the provisions of this Indenture; provided, however that such Person will be a Guarantor only with respect to a Series of Securities for which such Person has executed a Notation of Guarantee with respect to such Series.

“Holder” means a Person in whose name a Security is registered.

“IFRS” means the international accounting standards promulgated by the International Accounting Standards Board and its predecessors, as adopted by the European Union, as in effect from time to time.

“Indenture” means this Indenture, as amended or supplemented from time to time and will include the form and terms of particular Series of Securities established as contemplated hereunder.

“Maturity” means, when used with respect to any Security, the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Notation of Guarantee” means a notation, substantially in the form of Exhibit A attached hereto, executed by a Guarantor and affixed to each Security of any Series to which the Security Guarantee of such Guarantor under Article 10 of this Indenture applies.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 12.05 hereof.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 12.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

“Parent” means MetroPCS Communications, Inc., a Delaware corporation, and its successors and assigns.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“principal” of a Security means the principal of the Security plus, when appropriate, the premium, if any, on, and any Additional Amounts in respect of, the Security.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his/her knowledge of and familiarity with the particular subject and who has responsibility for the administration of this Indenture.

“SEC” means the Securities and Exchange Commission.

“Security” or “Securities” means the debentures, notes or other debt instruments of the Company of any Series authenticated and delivered under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Guarantee” means the Guarantee by each Guarantor of the Company’s obligations under this Indenture and the Securities, executed pursuant to the provisions of this Indenture.

“Series” or “Series of Securities” means each series of debentures, notes or other debt instruments of the Company created pursuant to Sections 2.01 and 2.02 hereof.

“Stated Maturity” means, when used with respect to any Security, the date specified in such Security as the fixed date on which the principal of such Security or interest is due and payable.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Trustee” means the Person named as the “Trustee” in the preamble of this Indenture and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any Series will mean the Trustee with respect to Securities of that Series.

Section 1.02 Other Definitions.

TERM	DEFINED IN SECTION
“Bankruptcy Law”	6.01
“Covenant Defeasance”	8.03
“Custodian”	6.01
“Event of Default”	6.01
“Journal”	12.16
“Judgment Currency”	12.17
“Legal Defeasance”	8.02
“Legal Holiday”	12.09
“mandatory sinking fund payment”	13.01
“Market Exchange Rate”	12.16
“New York Banking Day”	12.17
“optional sinking fund payment”	13.01
“Paying Agent”	2.04
“Registrar”	2.04
“Required Currency”	12.17

Section 1.03 Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Securities.

“indenture security Holder” means a Holder of a Security.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the Securities and the Security Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Securities and the Security Guarantees, respectively.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein are used herein as so defined.

Section 1.04 Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and in the plural include the singular;

(5) “will” will be interpreted to express a command;

(6) provisions apply to successive events and transactions; and

(7) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

ARTICLE 2

THE SECURITIES

Section 2.01 Issuable in Series.

The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more Series. All Securities of a Series will be identical except as may be set forth or determined in the manner provided in a Board Resolution, supplemental indenture or Officers’ Certificate detailing the adoption of the terms thereof pursuant to authority granted under a Board Resolution. In the case of Securities of a Series to be issued from time to time, the Board Resolution, Officers’ Certificate or supplemental indenture detailing the adoption of the terms thereof pursuant to authority granted under a Board Resolution may provide for the method by which specified terms (such as interest rate, maturity date, record date or date from which interest will accrue) are to be determined. Securities may differ between Series in respect of any matters, provided that all Series of Securities will be equally and ratably entitled to the benefits of this Indenture.

Section 2.02 Establishment of Terms of Series of Securities.

At or prior to the issuance of any Securities within a Series, the following will be established (as to the Series generally, in the case of Section 2.02(a) and either as to such Securities within the Series or as to the Series generally in the case of Sections 2.02(b) through 2.02(x)) by or pursuant to a Board Resolution, and set forth or determined in the manner provided in a Board Resolution, supplemental indenture or Officers’ Certificate:

(a) the title of the Series (which will distinguish the Securities of that particular Series from the Securities of any other Series);

(b) the price or prices (expressed as a percentage of the principal amount thereof) at which the Securities of the Series will be issued;

(c) any limit upon the aggregate principal amount of the Securities of the Series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the Series pursuant to Section 2.07, 2.08, 2.11, 3.06 or 9.05);

(d) the date or dates on which the principal of the Securities of the Series is payable;

(e) the rate or rates (which may be fixed or variable) per annum or, if applicable, the method used to determine such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index) at which the Securities of the Series will bear interest, if any, the date or dates from which such interest, if any, will accrue, the date or dates on which such interest, if any, will commence and be payable and any regular record date for the interest payable on any interest payment date;

(f) the place or places where the principal of and interest, if any, on the Securities of the Series will be payable, where the Securities of such Series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of such Series and this Indenture may be served, and the method of such payment, if by wire transfer, mail or other means;

(g) if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which the Securities of the Series may be redeemed, in whole or in part, at the option of the Company;

(h) the obligation, if any, of the Company to redeem or purchase the Securities of the Series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the Series will be redeemed or purchased, in whole or in part, pursuant to such obligation;

(i) the dates, if any, on which and the price or prices at which the Securities of the Series will be repurchased by the Company at the option of the Holders thereof and other detailed terms and provisions of such repurchase obligations;

(j) if other than denominations of $2,000 and integral multiples of $1,000, the denominations in which the Securities of the Series will be issuable;

(k) the forms of the Securities of the Series and whether the Securities will be issuable as Global Securities;

(l) if other than the principal amount thereof, the portion of the principal amount of the Securities of the Series that will be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 6.02;

(m) the currency of denomination of the Securities of the Series, which may be Dollars or any Foreign Currency, including, but not limited to, the ECU, and if such currency of denomination is a composite currency other than the ECU, the agency or organization, if any, responsible for overseeing such composite currency;

(n) the designation of the currency, currencies or currency units in which payment of the principal of and interest, if any, on the Securities of the Series will be made;

(o) if payments of principal of or interest, if any, on the Securities of the Series are to be made in one or more currencies or currency units other than that or those in which such Securities are denominated, the manner in which the exchange rate with respect to such payments will be determined;

(p) the manner in which the amounts of payment of principal of or interest, if any, on the Securities of the Series will be determined, if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

(q) the provisions, if any, relating to any security provided for the Securities of the Series or the corresponding Security Guarantees;

(r) any addition to or change in the Events of Default which applies to any Securities of the Series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 6.02;

(s) any addition to or change in the covenants set forth in Articles 4 or 5 hereof which applies to Securities of the Series;

(t) any other terms of the Securities of the Series (which may supplement, modify or delete any provision of this Indenture insofar as it applies to such Series);

(u) any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to Securities of such Series if other than those appointed herein;

(v) the provisions, if any, relating to conversion of any Securities of such Series, including if applicable, the conversion price, the conversion period, provisions as to whether conversion will be mandatory, at the option of the Holders thereof or at the option of the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion if such Series of Securities are redeemed;

(w) whether the Securities of such Series will be senior debt securities or subordinated debt securities and, if applicable, a description of the subordination terms thereof; and

(x) whether the Securities of such Series are entitled to the benefits of the Security Guarantee of any Guarantor pursuant to this Indenture, whether any such Security Guarantee will be made on a senior or subordinated basis and, if applicable, a description of the subordination terms of any such Security Guarantee.

All Securities of any one Series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to the Board Resolution, supplemental indenture hereto or Officers’ Certificate referred to above.

Section 2.03 Execution and Authentication.

At least one Officer must sign the Securities for the Company by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time a Security is authenticated, the Security will nevertheless be valid.

A Security will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee will at any time, and from time to time, authenticate Securities for original issue in the principal amount provided in the Board Resolution, supplemental indenture hereto or Officers’ Certificate, upon receipt by the Trustee of a Company Order. Such Company Order may authorize authentication and delivery pursuant to oral or electronic instructions from the Company or its duly authorized agent or agents, which oral instructions will be promptly confirmed in writing. Each Security will be dated the date of its authentication unless otherwise provided by a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate.

The aggregate principal amount of Securities of any Series outstanding at any time may not exceed any limit upon the maximum principal amount for such Series set forth in the Board Resolution, supplemental indenture hereto or Officers’ Certificate delivered pursuant to Section 2.02, except as provided in Section 2.08.

Prior to the issuance of Securities of any Series, the Trustee will have received: (a) the Board Resolution, supplemental indenture hereto or Officers’ Certificate establishing the form of the Securities of that Series or of Securities within that Series and the terms of the Securities of that Series or of Securities within that Series, (b) an Officers’ Certificate complying with Section 12.04, and (c) an Opinion of Counsel complying with Section 12.04.

The Trustee will have the right to decline to authenticate and deliver any Securities of such Series (a) if the Trustee, being advised by counsel, determines that such action may not be taken lawfully; or (b) a trust committee of directors and/or vice-presidents of the Trustee determines in good faith that such action would expose the Trustee to personal liability to Holders of any then outstanding Series of Securities.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the

Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders, the Company or an Affiliate of the Company.

Section 2.04 Registrar and Paying Agent.

The Company will maintain, with respect to each Series of Securities, an office or agency where Securities of such Series may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Securities of such Series may be presented for payment (“Paying Agent”). The Registrar will keep a register of each Series of Securities and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee will act as such. The Company, Parent or any of its Subsidiaries may act as Paying Agent or Registrar. If a Holder has given wire transfer instructions to the Company and the Company is the Paying Agent, the Company will pay all principal of and interest, if any, on that Holder’s Securities in accordance with these instructions. All other payments on the Securities of any Series will be made at the Corporate Trust Office of the Trustee, unless the Company elects to make interest payments by check mailed to the Holders at their addresses in the books and records of the Registrar.

The Company initially appoints the Trustee to act as the initial Registrar and Paying Agent and to act as custodian of the Global Security (or Global Securities) with respect to each Series unless another Registrar or Paying Agent, as the case may be, is appointed prior to the time Securities of that Series are first issued.

Section 2.05 Paying Agent to Hold Money in Trust.

The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders of any Series of Securities or the Trustee, all money held by the Paying Agent for the payment of principal of or interest on the Series of Securities, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary of the Company) will have no further liability for the money. If the Company or a Subsidiary of the Company acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders of any Series of Securities all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Securities.

Section 2.06 Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of each Series of Securities and will otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company will furnish to the Trustee at least ten days before each interest payment date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Holders of each Series of Securities.

Section 2.07 Transfer and Exchange.

Where Securities of a Series are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Securities of the same Series, the Registrar will register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Trustee will authenticate Securities at the Registrar’s request. No service charge will be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.11, 3.06 or 9.05).

Neither the Company nor the Registrar will be required (a) to issue, register the transfer of, or exchange Securities of any Series for the period beginning at the opening of business 15 days immediately preceding the sending of a notice of redemption of Securities of that Series selected for redemption and ending at the close of business on the day of such notice is sent (b) to register the transfer of or exchange Securities of any Series selected, called or being called for redemption as a whole or the portion being redeemed of any such Securities selected, called or being called for redemption in part.

Section 2.08 Replacement Securities.

If any mutilated Security is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft and ownership of any Security, the Company will issue and the Trustee, upon receipt of a Company Order, will authenticate and deliver a replacement Security of the same Series and of like tenor and principal amount in exchange and substitution for the mutilated Security, or in lieu and in substitution for the Security so destroyed, lost or stolen. In every case, the applicant for a substituted Security shall furnish to the Company, the Trustee, and any authentication agent, such security or indemnity as may be required by them to indemnify them and save each of them harmless from any loss that any of them may suffer if a Security is replaced, including an indemnity bond. The Company may charge for its expenses in replacing a Security.

Every replacement Security is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities of such Series duly issued hereunder.

The provisions of this Section are exclusive and will preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.09 Outstanding Securities.

The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.09 as not outstanding. Except as set forth in Section 2.10 hereof, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

If a Security is replaced pursuant to Section 2.08 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a protected purchaser and will be deemed cancelled for all purposes.

If the principal amount of any Security is considered paid under Section 4.01 hereof, it ceases to be outstanding, will be deemed cancelled, and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of any thereof) holds, at Maturity, money sufficient to pay Securities payable on that date, then on and after that date such Securities will be deemed to be no longer outstanding, will be deemed cancelled, and will cease to accrue interest.

In determining whether the Holders of the requisite principal amount of outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of a Discount Security that will be deemed to be outstanding for such purposes will be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.02.

Section 2.10 Treasury Securities.

In determining whether the Holders of the required principal amount of Securities have concurred in any request, demand, authorization, direction, notice, consent or waiver, Securities of a Series owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, will be disregarded, except that for the purposes of determining whether the Trustee will be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Securities of a Series that the a Responsible Officer knows are so owned will be so disregarded.

Section 2.11 Temporary Securities.

Until definitive Securities are ready for delivery, the Company may prepare and the Trustee will authenticate temporary Securities upon a Company Order. Temporary Securities will be substantially in the form of definitive Securities but may have variations that the

Company considers appropriate for temporary Securities, including any legend the Company deems appropriate. Without unreasonable delay, the Company will prepare and the Trustee upon receipt of a Company Order will authenticate definitive Securities of the same Series and date of maturity in exchange for temporary Securities. Until so exchanged, temporary securities will have the same rights under this Indenture as the definitive Securities.

Holders of temporary Securities will be entitled to all of the benefits of this Indenture.

Section 2.12 Cancellation.

The Company or its agents or representatives at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Securities (subject to the record retention requirement of the Exchange Act). Certification of the cancellation of all canceled Securities will be delivered to the Company upon written request. The Registrar and Paying Agent will deliver to the Company, upon request, any cancelled Securities. The Company may not issue new Securities to replace Securities that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.13 Persons Deemed Owners.

Prior to due presentment of a Global Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may (subject to Section 2.15(e)) treat the Person in whose name such Global Security is registered as the owner of such Global Security for all purposes, including for the purpose of receiving payment of principal of, and any premium and any interest on, such Global Security and for all other purposes whatsoever, whether or not such Global Security be overdue, and neither the Company nor Trustee nor any of their respective agents shall be affected by notice to the contrary.

Neither the Company, nor the Trustee, nor any of their respective agents will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 2.14 Defaulted Interest.

If the Company defaults in a payment of interest on a Series of Securities, it will pay the defaulted interest, plus, to the extent permitted by law, any interest payable on the defaulted interest, to the Persons who are Holders of the Series on a subsequent special record date. The Company will fix the record date and payment date. At least 10 days before the record date, the Company will send to the Trustee and to each Holder of the Series a notice that states the record date, the payment date and the amount of interest to be paid. The Company may pay defaulted interest in any other lawful manner.

Section 2.15 Global Securities.

(a) Terms of Securities. A Board Resolution, a supplemental indenture hereto or an Officers’ Certificate will establish whether the Securities of a Series will be issued in whole or in part in the form of one or more Global Securities and the Depositary for such Global Security or Securities.

(b) Transfer and Exchange. Notwithstanding any provisions to the contrary contained in Section 2.07 of this Indenture and in addition thereto, any Global Security will be exchangeable pursuant to Section 2.07 of this Indenture for Securities registered in the names of Holders other than the Depositary for such Security or its nominee only if (i) such Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Company fails to appoint a successor Depositary registered as a clearing agency under the Exchange Act within 90 days of such event or (ii) the Company executes and delivers to the Trustee an Officers’ Certificate to the effect that such Global Security will be so exchangeable. Any Global Security that is exchangeable pursuant to the preceding sentence will be exchangeable for Securities registered in such names as the Depositary will direct in writing in an aggregate principal amount equal to the principal amount of the Global Security with like tenor and terms.

Except as provided in this Section 2.14(b), a Global Security may not be transferred except as a whole by the Depositary with respect to such Global Security to a nominee of such Depositary, by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary.

(c) Legend. Any Global Security issued hereunder will bear a legend in substantially the following form:

“This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depositary or a nominee of the Depositary. This Security is exchangeable for Securities registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary.”

(d) Acts of Holders. The Depositary, as a Holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under this Indenture.

(e) Payments. Notwithstanding the other provisions of this Indenture, unless otherwise specified as contemplated by Section 2.02, payment of the principal of and interest, if any, on any Global Security will be made to the Holder thereof.

(f) Rights of Beneficial Owners. No beneficial owner of a beneficial interest in any Global Security held on its behalf by a Depositary shall have any rights under this Indenture with respect to such Global Security, and such Depositary may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the sole beneficial owner of such Security for all purposes whatsoever.

Section 2.16 CUSIP Numbers.

The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee will use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other elements of identification printed on the Securities, and any such redemption will not be affected by any defect in or omission of such numbers.

ARTICLE 3

REDEMPTION

Section 3.01 Notices to Trustee.

The Company may, with respect to any Series of Securities, reserve the right to redeem and pay the Series of Securities or may covenant to redeem and pay the Series of Securities or any part thereof prior to the Stated Maturity thereof at such time and on such terms as provided for in such Securities. If a Series of Securities is redeemable and the Company wants or is obligated to redeem prior to the Stated Maturity thereof all or part of the Series of Securities pursuant to the terms of such Securities, it must furnish to the Trustee, at least 30 days (or such shorter period as may be permitted by the Trustee or the eligibility rules of the Depositary) but not more than 60 days before a redemption date, an Officers’ Certificate setting forth:

(1)	the redemption date;

(2)	the principal amount of Securities to be redeemed; and

(3)	the redemption price.

Section 3.02 Selection of Securities to be Redeemed.

Unless otherwise indicated for a particular Series by a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate, if less than all the Securities of a Series are to be redeemed, the Trustee will select or cause to be selected the Securities of the Series to be redeemed on a pro rata basis (or, in the case of Global Securities based on a method that most nearly approximates a pro rata selection as the Trustee deems fair and appropriate) unless otherwise required by law or applicable stock exchange or depositary requirements. The Trustee will make the selection from Securities of Series outstanding not previously called for redemption.

The Trustee will promptly notify the Company in writing of the Securities selected for redemption or purchase and, in the case of any Security selected for partial redemption or purchase, the principal amount thereof to be redeemed.

The Trustee may select for redemption portions of the principal of Securities of the Series that have denominations larger than $2,000. Securities of the Series and portions of them it selects will be in amounts of $2,000 or whole multiples of $1,000 or, with respect to Securities of any Series issuable in other denominations pursuant to Section 2.02(j), the minimum principal denomination for each Series and integral multiples thereof; except that if all of the Securities of a Holder are to be redeemed, the entire outstanding amount of Securities held by such Holder, even if not a multiple of $1,000, will be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Securities of a Series called for redemption also apply to portions of Securities of that Series called for redemption.

Section 3.03 Notice of Redemption.

Unless otherwise indicated for a particular Series by Board Resolution, a supplemental indenture hereto or an Officers’ Certificate, at least 30 days (or such shorter period as may be permitted by the eligibility rules of the Depositary) but not more than 60 days before a redemption date, the Company will send electronically, or mail by first-class mail, a notice of redemption to each Holder whose Securities are to be redeemed.

The notice will identify the Securities to be redeemed and will state:

(1) the redemption date;

(2) the redemption price;

(3) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Security;

(4) the name and address of the Paying Agent;

(5) that Securities of the Series called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, unless the Company defaults in making such redemption payment, interest on Securities of the Series called for redemption ceases to accrue on and after the redemption date;

(7) the CUSIP number, if any;

(8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities; and

(9) any other information as may be required by the terms of the particular Series or the Securities of a Series being redeemed.

At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at its expense, provided, that the Company makes such request no later than 12:00 noon, Central Time, on the date that is at least one Business Day (or such shorter period as may be permitted by the Trustee) prior to the date by which such notice must be given to Holders in accordance with this Section 3.03.

Section 3.04 Effect of Notice of Redemption.

Once notice of redemption is sent in accordance with Section 3.03 hereof, Securities of a Series called for redemption become due and payable on the redemption date at the redemption price.

Section 3.05 Deposit of Redemption Price.

On or before 10:00 a.m., New York City time, on the redemption date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest, if any, on all Securities to be redeemed on that date.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest will cease to accrue on the Securities or the portions of Securities called for redemption. If a Security is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest will be paid to the Person in whose name such Security was registered at the close of business on such record date. If any Security called for redemption is not so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest will be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities and in Section 4.01 hereof.

Section 3.06 Securities Redeemed in Part.

Upon surrender of a certificated Security that is redeemed in part, the Trustee will authenticate for the Holder a new Security of the same Series and the same maturity equal in principal amount to the unredeemed portion of the Security surrendered.

ARTICLE 4

COVENANTS

Section 4.01 Payment of Securities.

The Company will pay, or cause to be paid the principal and interest, if any, on the Securities of each Series in accordance with the terms of such Securities and this Indenture. Principal and interest, if any, on the Securities shall be paid on the dates and in the manner provided in the Securities. Principal and interest, if any, will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds on or before 12:00 noon, New York City time, on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal and interest then due.

Section 4.02 Reports.

(a) Whether or not required by the rules and regulations of the SEC, so long as the Securities of any Series are outstanding, Parent will file a copy of each of the reports referred to in clauses (1) and (2) below with the SEC for public availability and, subject to paragraph (c) below, provide a copy to the Trustee within the time periods (including all applicable extension periods) specified in the SEC rules and regulations applicable to such reports (unless the SEC will not accept such a filing):

(1) all quarterly and annual financial reports that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if Parent were required to file such reports, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by its certified independent accountants; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if Parent were required to file such reports.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on Parent’s consolidated financial statements by Parent’s certified independent accountants. The Company will at all times comply with TIA §314(a).

If the SEC will not accept Parent’s or the Company’s filings for any reason, Parent or the Company will post the reports referred to in the preceding paragraphs on its website or on intralinks.com within the time periods that would apply if Parent were required to file those reports with the SEC (including all applicable extension periods).

(b) In addition, the Company and the Guarantors agree that, for so long as any Series of Securities remains outstanding, if at any time they are not required to file with the SEC the reports required by paragraph (a) of this Section 4.02, the Company and the Guarantors will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(c) The availability of the foregoing reports on the SEC’s EDGAR service (or successor thereto) shall be deemed to satisfy the Company’s delivery obligations to the Trustee and the Holders.

(d) Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 4.03 Compliance Certificate.

The Company and each Guarantor will deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company and any Guarantor has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to his or her knowledge the Company and any Guarantor has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge).

So long as any of the Securities are outstanding, the Company will deliver to the Trustee, promptly upon becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.04 Stay, Extension and Usury Laws.

The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture or the Securities; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.05 Corporate Existence.

Subject to Article 5 hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect:

(1) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and

(2) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries;

provided, however, that the Company will not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Securities; provided, further, that the foregoing will not prohibit any merger, conversion, consolidation, liquidation or dissolution permitted under Section 5.01 hereof.

ARTICLE 5

SUCCESSORS

Section 5.01 Merger, Consolidation, or Sale of Assets.

The Company will not: (i) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (ii) directly or indirectly sell, assign, lease, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person, unless:

(a) either:

(1) the Company is the surviving corporation; or

(2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, lease, transfer, conveyance or other disposition has been made is a corporation, limited liability company or partnership organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided that if such Person is not a corporation, such Person immediately causes a Subsidiary that is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia to be added as a co-issuer of the Securities under this Indenture;

(b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, lease, transfer, conveyance or other disposition has been made shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed; and

(c) immediately after such transaction, no Default or Event of Default exists.

This Section 5.01 will not apply to, and the Company is expressly permitted under this Section to effect:

(1) a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction; or

(2) any consolidation or merger, any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Subsidiaries.

Section 5.02 Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made will succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” will refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein. When the successor Person assumes all of the Company’s obligations under this Indenture, the Company will be discharged from those obligations.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

“Event of Default,” wherever used herein with respect to Securities of any Series, means any one of the following events, unless in the establishing Board Resolution, supplemental indenture hereto or Officers’ Certificate it is provided that such Series will not have the benefit of said Event of Default:

(a) default for 30 days in the payment when due of interest on any Security of that Series; or

(b) default in the payment when due (at Maturity or otherwise) of the principal of any Security of that Series; or

(c) failure by the Company for 120 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities of that Series then outstanding voting as a single class to comply with the provisions of Sections 4.02 or 5.01 or any of the other agreements in this Indenture; or

(d) the Company pursuant to or within the meaning of any Bankruptcy Law:

(1) commences a voluntary case,

(2) consents to the entry of an order for relief against it in an involuntary case,

(3) consents to the appointment of a Custodian of it or for all or substantially all of its property,

(4) makes a general assignment for the benefit of its creditors, or

(5) generally is unable to pay its debts as the same become due; or

(e) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(1) is for relief against the Company in an involuntary case,

(2) appoints a Custodian of the Company or for all or substantially all of its property, or

(3) orders the liquidation of the Company,

and the order or decree remains unstayed and in effect for 60 days; or

(f) except as permitted by this Indenture, any Security Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Security Guarantee; or

(g) any other Event of Default provided with respect to Securities of that Series, which is specified in a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate, in accordance with Section 2.02(r).

The term “Bankruptcy Law” means title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

Section 6.02 Acceleration.

In the case of an Event of Default specified in Section 6.01(d) or (e), all outstanding Securities of such Series will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Securities of such Series may declare all of the Securities of such Series to be due and payable immediately. Upon any such declaration, the Securities of such Series shall become due and payable immediately.

The Holders of a majority in aggregate principal amount of the then outstanding Securities of such Series by written notice to the Trustee may, on behalf of all of the Holders of Securities of such Series, rescind an acceleration and its consequences, if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal and interest, if any, that has become due solely because of the acceleration) have been cured or waived.

Section 6.03 Collection of Suit by Trustee.

If an Event of Default specified in Section 6.01(a) or (b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, and interest remaining unpaid on, the Securities and interest on overdue principal and, to the extent lawful, interest and such further amount as will be sufficient to cover the costs and expenses of collection, including the reasonable and actual out-of-pocket compensation, expenses, disbursements and advances of the Trustee, its agents and outside counsel.

Section 6.04 Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable and actual out-of-pocket compensation, expenses, disbursements and advances of the Trustee, its agents and outside counsel) and the Holders of the Securities allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), its creditors or its property and will be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee will consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such reasonable and actual out-of-pocket compensation, expenses, disbursements and advances of the Trustee, its agents and outside counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, will be denied for any reason, payment of the same will be secured by a lien on, and will be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained will be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.05 Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee will be brought in its own name as trustee of an express trust, and any recovery of judgment will, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 6.06 Application of Money Collected.

Any money collected by the Trustee pursuant to this Article will be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First: To the payment of all amounts due the Trustee under Section 7.07; and

Second: To the payment of the amounts then due and unpaid for principal of and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest, respectively; and

Third: To the Company or the Guarantors, as applicable.

Section 6.07 Limitation on Suits.

No Holder of any Security of any Series will have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that Series;

(2) the Holders of at least 25% in aggregate principal amount of the outstanding Securities of that Series will have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders have offered to the Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee for 90 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 90-day period by the Holders of a majority in principal amount of the outstanding Securities of that Series;

it being understood and intended that no one or more of such Holders will have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

Section 6.08 Unconditional Right of Holders to Receive Principal and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security will have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Security on the Stated Maturity or Stated Maturities expressed in such Security (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment, and such rights will not be impaired without the consent of such Holder.

Section 6.09 Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Guarantors, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders will continue as though no such proceeding had been instituted.

Section 6.10 Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.08, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy will, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, will not, to the extent permitted by law, prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11 Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12 Control by Holders.

The Holders of a majority in principal amount of the outstanding Securities of any Series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such Series; provided that:

(1) such direction will not be in conflict with any rule of law or with this Indenture,

(2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

(3) subject to the provisions of Section 6.01, the Trustee will have the right to decline to follow any such direction if the Trustee in good faith will, by a Responsible Officer of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability.

Section 6.13 Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the outstanding Securities of any Series may on behalf of the Holders of all the Securities of such Series waive any past Default hereunder with respect to such Series and its consequences, except a Default in the payment of the principal of or interest on any Security of such Series (provided, however, that the Holders of a majority in principal amount of the outstanding Securities of any Series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, for every purpose of this Indenture; but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.14 Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof will be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section will not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the outstanding Securities of any Series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Security on or after the Stated Maturity or Stated Maturities expressed in such Security (or, in the case of redemption, on the redemption date).

ARTICLE 7

TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the Trustee will not be liable except for the performance of such duties as are specifically set out in this Indenture and no implied duties or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officers’ Certificates or Opinions of Counsel furnished to the Trustee and conforming to the requirements of this Indenture; however, in the case of any such Officers’ Certificates or Opinions of Counsel which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee will examine such Officers’ Certificates and Opinions of Counsel to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2) the Trustee will not be liable for and will be protected pursuant to the indemnification provisions in Section 7.07 hereof from, any error of judgment made in good faith by a Responsible Officer, unless it will be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee will not be liable for and will be protected pursuant to the indemnification provisions in Section 7.07 hereof from, any action it takes or omits to take with respect to Securities of any Series in good faith in accordance with the direction of the Holders of a majority in principal amount of the outstanding Securities of such Series pursuant to Section 6.12 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) The Paying Agent, the Registrar and any authenticating agent will be entitled to the protections, immunities and standard of care as are set forth in paragraphs (a), (b) and (c) of this Section with respect to the Trustee.

Section 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or power conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

(f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to it against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g) The Trustee shall not be deemed to have notice of any Default or Event of Default, except a Default under Sections 6.01(a) or 6.01(b), unless written notice of any event which is in fact such a Default or Event of Default is received by a Responsible Officer at Corporate Trust Office of the Trustee from either of the Company or the Holders of 25% in aggregate principal amount of the outstanding Securities, and such notice references the specific Default or Event of Default, the Securities and this Indenture and, in the absence of any such notice, the Trustee may conclusively assume that no such Default or Event of Default exists.

(h) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(k) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 7.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest when a Default is continuing it must eliminate such conflict within 90 days of the date such conflict arises, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11.

Section 7.04 Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it will not be accountable for the Company’s use of the proceeds from the Securities or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Securities or any other document in connection with the sale of the Securities or pursuant to this Indenture other than its certificate of authentication.

Section 7.05 Notice of Defaults.

If a Default or Event of Default occurs and is continuing with respect to the Securities of any Series and if it is known to a Responsible Officer of the Trustee, the Trustee will send to each Holder of the Securities of that Series notice of the Default or Event of Default within 120 days after the occurrence thereof; provided, that this Indenture will automatically be deemed to provide that, except in the case of default in the payment of principal of or interest on any Security of any Series, the Trustee will be protected pursuant to the indemnification provisions in Section 7.07 hereof in withholding such notice if and so long as a committee of its Responsible Officers in good faith determines that the withholding of such notice is in the interests of Holders of that Series.

Section 7.06 Reports by Trustee to Holders of the Securities.

(a) Within 60 days after May 15 in each year, the Trustee will send to all Holders, as their names and addresses appear on the register kept by the Registrar, a brief report dated as of such May 15, in accordance with, and to the extent required under, TIA § 313.

(b) A copy of each report at the time of its being sent to Holders of any Series will be sent to the Company and filed with the SEC and each stock exchange on which the Securities of that Series are listed. The Company will promptly notify the Trustee when Securities of any Series are listed on any stock exchange.

Section 7.07 Compensation and Indemnity.

(a) The Company will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable and actual out-of-pocket disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable and actual out-of-pocket compensation, disbursements and expenses of the Trustee’s agents and outside counsel.

(b) The Company and the Guarantors will indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the reasonable and actual out-of-pocket costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee will notify the Company promptly of any claim for which it may seek indemnity; provided that the failure by the Trustee to deliver such notice shall not relieve the Company of its obligations hereunder except to the extent it has been materially prejudiced by such failure or such failure results in the forfeiture of substantive rights and defenses. The Company or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have one separate counsel and the Company will pay the reasonable fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent.

(c) The obligations of the Company and the Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Indenture.

(d) To secure the Company’s and the Guarantors’ payment obligations in this Section 7.07, the Trustee will have a lien prior to the Securities of any Series on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities of that Series. Such lien will survive the satisfaction or discharge of this Indenture.

(e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(d) or (e) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f) The Trustee will comply with the provisions of TIA § 313(b)(2) to the extent applicable.

Section 7.08 Replacement of Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b) The Trustee may resign with respect to the Securities of one or more Series in writing at any time and be discharged from the trust hereby created by so notifying the Company at least 30 days prior to the effective date of such resignation. The Holders of a majority in aggregate principal amount of the then outstanding Securities of any Series may remove the Trustee with respect to that Series by so notifying the Trustee and the Company in writing. The Company may remove the Trustee with respect to the Securities of one or more Series if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3) a Custodian or public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d) If a successor Trustee with respect to the Securities of any one or more Series does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least a majority in aggregate principal amount of the then outstanding Securities of the applicable Series may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee with respect to each Series of Securities for which it is acting as Trustee under this Indenture. The successor Trustee will mail a notice of its succession to each Holder of each such Series. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided that, unless the Trustee is in default of its obligations hereunder, all sums owing to the Trustee hereunder have been paid and subject to the lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee with respect to the expenses and liabilities incurred by it prior to such replacement.

Section 7.09 Successor Trustee by Merger, etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10 Eligibility; Disqualification.

This Indenture will always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee will always have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee will comply with TIA § 310(b).

Section 7.11 Preferential Collection of Claims Against Company.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed will be subject to TIA § 311(a) to the extent indicated.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Securities of any Series upon compliance with the conditions set forth below in this Article 8 with respect to such Series.

Section 8.02 Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Securities of any Series (including the corresponding Security Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities of such Series (including the corresponding Security Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations with respect to that Series of Securities, the corresponding Security Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, will execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1) the rights of Holders of outstanding Securities of such Series to receive (i) payments in respect of the principal of, or interest, if any, on such Securities when such payments are due from the trust referred to in Section 8.04 hereof and (ii) the benefit of any mandatory sinking fund payments applicable to the Securities of such Series on the day on which such payments are due and payable in accordance with the terms of this Indenture and the Securities of such Series;

(2) the Company’s obligations with respect to such Securities under Sections 2.04, 2.07 and 2.08;

(3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and the Guarantors’ obligations in connection therewith; and

(4) this Article 8.

Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 with respect to any Series of Securities notwithstanding the prior exercise of its option under Section 8.03 hereof with respect to such Series.

Section 8.03 Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under Sections 4.02, 4.03, 4.04, 4.05, and 5.01, as well as any additional covenants specified in a supplemental indenture for such Series of Securities or a Board Resolution or an Officers’ Certificate, with respect to the outstanding Securities of any Series on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Securities of such Series will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Securities will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Securities of any Series and corresponding Security Guarantees, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Securities and Security Guarantees will be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c) through 6.01(e) (in the case of Sections 6.01(d) and 6.01(e), only with respect to the Company’s Subsidiaries) and Section 6.01(g) hereof will not constitute Events of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof with respect to Securities of any Series:

(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of such Securities, cash in Dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of and interest, if any, on and any mandatory sinking fund payments in respect of the Securities of such Series on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Securities are being defeased to such stated date for payment or to a particular redemption date;

(2) in the case of an election under Section 8.02 hereof, the Company must deliver to the Trustee an Opinion of Counsel confirming that:

(A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(B) since the date of this Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding Securities of such Series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of an election under Section 8.03 hereof, the Company must deliver to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Securities of such Series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6) the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Securities of such Series over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others;

(7) the Company must deliver to the Trustee an Officers’ Certificate stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

(8) the Company must deliver to the Trustee an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions, qualifications and exclusions), stating that all conditions precedent set forth in clauses (2), (3) and (5) of this Section 8.04, as applicable, have been complied with; provided that the Opinion of Counsel with respect to clause (5) of this Section 8.04 may be to the knowledge of such counsel.

Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Securities will be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal and interest but such money need not be segregated from other funds except to the extent required by law.

The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the written request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance. This provision shall not authorize the sale by the Trustee of any Government Securities held under this Indenture.

Section 8.06 Repayment to Company.

Subject to applicable state unclaimed property laws, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest, if any, on, any Security and remaining unclaimed for two years after such principal or interest, if any, has become due and payable will be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Security will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease.

Section 8.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any Dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture with respect to the Securities of such Series and under the Securities of such Series and the corresponding Security Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of or interest, if any, on any Security following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Securities.

Notwithstanding Section 9.02, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Securities of one or more Series or the corresponding Security Guarantees without the consent of any Holder:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated Securities in addition to or in place of certificated Securities;

(3) to provide for the assumption of the Company’s or a Guarantor’s obligations to the Holders of the Securities and Security Guarantees by a successor to the Company or such Guarantor pursuant to Article 5 or Article 10 hereof;

(4) to effect the release of a Guarantor from its Security Guarantee and the termination of such Security Guarantee, all in accordance with the provisions of this Indenture governing such release and termination;

(5) to add Guarantors with respect to any or all of the Securities or to secure any or all of the Securities or the Security Guarantees;

(6) to make any change that would provide any additional rights or benefits to the Holders of the Securities or that does not adversely affect the legal rights hereunder of any Holder;

(7) to comply with the requirements of the SEC in order to maintain the qualification of this Indenture under the TIA;

(8) to provide for the issuance of and establish the form and terms and conditions of Securities of any Series as permitted by this Indenture;

(9) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more Series and to add to or change any of the provisions of this Indenture as will be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; or

(10) to allow any Guarantor to execute a supplemental indenture and/or a Security Guarantee with respect to the Securities.

Upon the written request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02 With Consent of Holders of Securities.

Except as provided below in this Section 9.02, the Company, any Guarantors and the Trustee may amend or supplement this Indenture and the Securities and the Security Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Securities of each Series affected by such amendment or supplemental indenture voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Securities of such Series), and, subject to Sections 6.08 and 6.13 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of or interest, if any, on the Securities, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Securities with respect to such Series or the corresponding Security Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the outstanding Securities of such Series voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Securities of such Series). Section 2.09 hereof will determine which Securities are considered to be “outstanding” for purposes of this Section 9.02.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Securities as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

It is not necessary for the consent of the Holders of Securities under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will send or cause to be sent to the Holders of Securities affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.08 and 6.13 hereof, the Holders of a majority in aggregate principal amount of the outstanding Securities of any Series voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities or the Security Guarantees of such Series. However, without the consent of each Holder affected, an amendment, supplement or waiver (including a waiver pursuant to Section 6.13) under this Section 9.02 may not (with respect to any Securities held by a non-consenting Holder):

(1) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal or change the Stated Maturity of any Security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

(3) reduce the rate of or change the time for payment of interest, including default interest, on any Security;

(4) reduce the principal amount of Discount Securities payable upon acceleration of the Maturity thereof;

(5) waive a Default or Event of Default in the payment of principal of or interest, if any, on any Security (except a rescission of acceleration of the Securities of any Series by the Holders of at least a majority in aggregate principal amount of the then outstanding Securities of such Series and a waiver of the payment default that resulted from such acceleration);

(6) make any Security payable in money other than that stated in the Security;

(7) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Securities to receive payments of principal of or interest, if any, on the Securities;

(8) waive a redemption payment with respect to any Security, provided that such redemption is made at the Company’s option;

(9) if the Securities of that Series are entitled to the benefit of the Security Guarantee, release any Guarantor of such Series other than as provided in this Indenture; or

(10) make any change in the preceding amendment and waiver provisions.

Section 9.03 Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Securities of one or more Series will be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04 Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder of a Security and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder of a Security or subsequent Holder of a Security may revoke the consent as to his Security or portion of a Security if the Trustee receives written notice of revocation before 11:59 p.m. New York City Time on the Business Day immediately prior to the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder of each Series affected.

Section 9.05 Notation on or Exchange of Securities.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Security of any Series thereafter authenticated. The Company in exchange for Securities of that Series may issue and the Trustee will, upon receipt of a Company Order, authenticate new Securities of that Series that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Security will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amended or supplemental indenture until the Board of Directors of the Company approves it. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 12.04 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE 10

SECURITY GUARANTEES

Section 10.01 Security Guarantees.

(a) Notwithstanding any provision of this Article 10 to the contrary, the provisions of this Article 10 will be applicable only to, and inure solely to the benefit of, the Securities of any

Series designated, pursuant to Section 2.02(x), as entitled to the benefits of the Security Guarantee of each Guarantor identified in such designation and that has executed a Notation of Guarantee with respect to such Series.

(b) Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to the Holders of each Series of Securities authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Company hereunder or thereunder, that:

(1) the principal of and interest, if any, on the Securities of such Series will be promptly paid in full when due, at Maturity or otherwise, and interest on the overdue principal of and interest on such Securities, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2) in case of any extension of time of payment or renewal of any such Securities or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at Maturity or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(c) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Security Guarantee will not be discharged except by complete performance of the obligations contained in the Securities and this Indenture.

(d) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Security Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

     (e) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the Maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Security Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Security Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Security Guarantee.

Section 10.02 Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that the Security Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Security Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Security Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03 Execution and Delivery of Security Guarantee.

To evidence its Security Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that a Notation of Guarantee substantially in the form attached as Exhibit A hereto will be endorsed by an Officer of such Guarantor on each Security authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

Each Guarantor hereby agrees that its Security Guarantee set forth in Section 10.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Security a Notation of Guarantee.

If an Officer whose signature is on this Indenture or on the Security Guarantee no longer holds that office at the time the Trustee authenticates the Security on which a Security Guarantee is endorsed, the Security Guarantee will be valid nevertheless.

The delivery of any Security by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Security Guarantee set forth in this Indenture on behalf of the Guarantors.

Section 10.04 Releases.

(a) Notwithstanding any other provisions of this Indenture, upon Legal Defeasance in accordance with Article 8 hereof or satisfaction and discharge of this Indenture in accordance with Article 11 hereof, each Guarantor will be released and relieved of any obligations under its Security Guarantee. The Security Guarantee incurred by a Guarantor pursuant to this Article 10 shall be unconditionally released and discharged:

(1) automatically upon:

(A) any sale, exchange or transfer, whether by way of merger or otherwise, to any Person that is not an Affiliate of the Company, of the Company’s direct or indirect equity interests in such Guarantor (provided such sale, exchange or transfer is not prohibited by this Indenture) if the Guarantor ceases to be a Subsidiary of the Company as a result of such sale, exchange or transfer,

(B) the merger of such Guarantor into the Company or any other Guarantor (to the extent not prohibited by this Indenture), or

(C) the liquidation and dissolution of such Guarantor (to the extent not prohibited by this Indenture), provided that no Default shall have occurred and shall be continuing under this Indenture,

(2) with respect to any Series of Securities, upon the occurrence of any other condition set forth in the Board Resolution, supplemental indenture or Officers’ Certificate establishing the terms of such Series.

(b) The Trustee shall deliver an appropriate instrument evidencing any release of a Guarantor from the Security Guarantee upon receipt of a written request of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel to the effect that the Guarantor is entitled to such release in accordance with the provisions of this Indenture. Any Guarantor not so released shall remain liable for the full amount of principal of and interest on the Securities entitled to the benefits of the Security Guarantee as provided in this Indenture, subject to the limitations of Section 10.02.

ARTICLE 11

SATISFACTION AND DISCHARGE

Section 11.01 Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Securities issued hereunder, when:

(1) either:

(A) all Securities that have been authenticated, except lost, stolen or destroyed Securities that have been replaced or paid and Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(B) all Securities that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in Dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Securities not delivered to the Trustee for cancellation for principal and accrued interest to Maturity;

(2) such deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(3) the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Securities at Maturity.

In addition, the Company must deliver to the trustee (a) an Officers’ Certificate, stating that all conditions precedent set forth in clauses (1) through (3) above have been satisfied, and (b) an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and qualifications), stating that all conditions precedent set forth in clauses (2) and (3) above have been satisfied; provided that the Opinion of Counsel with respect to clause (2) above may be to the knowledge of such counsel.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section 11.01, the provisions of Sections 11.02 and 8.06 hereof will survive. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 11.02 Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money and Government Securities deposited with the Trustee pursuant to Section 11.01 hereof will be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Trustee.

ARTICLE 12

MISCELLANEOUS

Section 12.01 Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA, such required or deemed provision will control.

Section 12.02 Notices.

Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), facsimile transmission or any electronic means the Trustee and the Company agree to accept, or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company and/or any Guarantor:

MetroPCS Wireless, Inc.

2250 Lakeside Boulevard

Richardson, Texas 75082

Facsimile No.: (866) 685-9618

Attention: Executive Vice President,

General Counsel and Secretary

With a copy to:

Baker Botts L.L.P.

2001 Ross Avenue

Dallas, Texas 75201

Facsimile No.: (214) 661-4418

Attention: William D. Howell, Esq.

If to the Trustee:

Wells Fargo Bank, N.A.

Corporate Trust Services

MAC N9311-110

625 Marquette Avenue

Minneapolis, Minnesota 55402

Facsimile No.: (612) 667-9825

Attention: MetroPCS Account Manager

The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be sent electronically or mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Failure to send a notice or communication to a Holder of any Series or any defect in it will not affect its sufficiency with respect to other Holders of that or any Series.

If a notice or communication is mailed or otherwise delivered in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company sends a notice or communication to Holders, it will send a copy to the Trustee and each Agent at the same time.

Section 12.03 Communication by Holders with Other Holders.

Holders of any Series may communicate pursuant to TIA § 312(b) with other Holders of that Series or any other Series with respect to their rights under this Indenture or the Securities of that Series or all Series. The Company, the Trustee, the Registrar and anyone else will have the protection of TIA § 312(c).

Section 12.04 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company will furnish to the Trustee:

(1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) must comply with the provisions of TIA § 314(e) and must include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 12.06 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07 No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Securities, this Indenture, the Security Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

Section 12.08 Counterparts.

This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same agreement.

Section 12.09 Legal Holidays.

Unless otherwise provided by Board Resolution, Officers’ Certificate or supplemental indenture hereto for a particular Series, a “Legal Holiday” is any day that is not a Business Day. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 12.10 Governing Laws.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE SECURITIES AND THE SECURITY GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 12.11 Waiver of Jury Trial.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE.

Section 12.12 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.13 Successors.

All agreements of the Company in this Indenture and the Securities will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.04 hereof.

Section 12.14 Severability.

In case any provision in this Indenture or in the Securities is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.15 Table of Contents, Headings, Etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 12.16 Securities in a Foreign Currency or in ECU.

Unless otherwise specified in a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate delivered pursuant to Section 2.02 of this Indenture with respect to a particular Series of Securities, whenever for purposes of this Indenture any action may be taken by the Holders of a specified percentage in aggregate principal amount of Securities of all Series or all Series affected by a particular action at the time outstanding and, at such time, there are outstanding Securities of any Series which are denominated in a coin or currency other than Dollars (including ECUs), then the principal amount of Securities of such Series which will be deemed to be outstanding for the purpose of taking such action will be that amount of Dollars that could be obtained for such amount at the Market Exchange Rate at such time. For purposes of this Section 12.16, “Market Exchange Rate” will mean the noon Dollar buying rate in New York City for cable transfers of that currency as published by the Federal Reserve Bank of New York; provided, however, in the case of ECUs, Market Exchange Rate will mean the rate of exchange determined by the Commission of the European Union (or any successor thereto) as published in the Official Journal of the European Union (such publication or any successor publication, the “Journal”). If such Market Exchange Rate is not available for any reason with respect to such currency, the Company will appoint a Currency Determination Agent. Such agent will use such quotation of the Federal Reserve Bank of New York or, in the case of ECUs, the rate of exchange as published in the Journal, as of the most recent available date, or quotations or, in the case of ECUs, rates of exchange from one or more major banks in the City of New York or in the country of issue of the currency in question or, in the case of ECUs, in Luxembourg or such other quotations or, in the case of ECUs, rates of exchange as the Currency Determination Agent upon consultation with the Company, will deem appropriate. The provisions of this paragraph will apply in determining the equivalent principal amount in respect of Securities of a Series denominated in currency other than Dollars in connection with any action taken by Holders of Securities pursuant to the terms of this Indenture.

All decisions and determinations of the Currency Determination Agent regarding the Market Exchange Rate or any alternative determination provided for in the preceding paragraph will be in its sole discretion and will, in the absence of manifest error, to the extent permitted by law, be conclusive for all purposes and irrevocably binding upon the Company and all Holders.

Section 12.17 Judgment Currency.

The Company agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of or interest or other amount on the Securities of any Series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used will be the rate at which in accordance with normal banking procedures the Trustee could purchase in the City of New York the Required Currency with the Judgment Currency on the day on which final unappealable judgment is entered, unless such day is not a New York Banking Day, then the rate of exchange used will be the rate at which in accordance with normal banking procedures the Trustee could purchase in the City of New York the Required Currency with the Judgment Currency on the New York Banking Day preceding the day on which final unappealable judgment is entered and (b) its obligations under this Indenture to make payments in the Required Currency (i) will not be discharged or satisfied by any tender, any recovery pursuant to any judgment (whether or not entered in accordance with clause (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery will result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) will be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt will fall short of the full amount of the Required Currency so expressed to be payable, and (iii) will not be affected by judgment being obtained for any other sum due under this Indenture. For purposes of the foregoing, “New York Banking Day” means any day except a Saturday, Sunday or a legal holiday in the City of New York on which banking institutions are authorized or required by law, regulation or executive order to close.

Section 12.18 Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces that are not foreseen and which are beyond its reasonable control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 12.19 U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 12.20 Beneficiaries of this Indenture

Nothing in this Indenture or in the Securities, expressed or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the holders of the Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

ARTICLE 13

SINKING FUNDS

Section 13.01 Applicability of Article.

The provisions of this Article will be applicable to any sinking fund for the retirement of the Securities of a Series, except as otherwise permitted or required by any form of Security of such Series issued pursuant to this Indenture.

The minimum amount of any sinking fund payment provided for by the terms of the Securities of any Series is herein referred to as a “mandatory sinking fund payment” and any other amount provided for by the terms of Securities of such Series is herein referred to as an “optional sinking fund payment.” If provided for by the terms of Securities of any Series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 11.02. Each sinking fund payment will be applied to the redemption of Securities of any Series as provided for by the terms of the Securities of such Series.

Section 13.02 Satisfaction of Sinking Fund Payments with Securities.

The Company may, in satisfaction of all or any part of any sinking fund payment with respect to the Securities of any Series to be made pursuant to the terms of such Securities (1) deliver outstanding Securities of such Series to which such sinking fund payment is applicable (other than any of such Securities previously called for mandatory sinking fund redemption) and (2) apply as credit Securities of such Series to which such sinking fund payment is applicable and which have been repurchased by the Company or redeemed either at the election of the

Company pursuant to the terms of such Series of Securities (except pursuant to any mandatory sinking fund) or through the application of permitted optional sinking fund payments or other optional redemptions pursuant to the terms of such Securities, provided that such Securities have not been previously so credited. Such Securities will be received by the Trustee, together with an Officers’ Certificate with respect thereto, not later than 15 days prior to the date on which the Trustee begins the process of selecting Securities for redemption, and will be credited for such purpose by the Trustee at the price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment will be reduced accordingly. If as a result of the delivery or credit of Securities in lieu of cash payments pursuant to this Section 13.02, the principal amount of Securities of such Series to be redeemed in order to exhaust the aforesaid cash payment will be less than $100,000, the Trustee need not call Securities of such Series for redemption, except upon receipt of a Company Order that such action be taken, and such cash payment will be held by the Trustee or a Paying Agent and applied to the next succeeding sinking fund payment, provided, however, that the Trustee or such Paying Agent will from time to time upon receipt of a Company Order pay over and deliver to the Company any cash payment so being held by the Trustee or such Paying Agent upon delivery by the Company to the Trustee of Securities of that Series purchased by the Company having an unpaid principal amount equal to the cash payment required to be released to the Company.

Section 13.03 Redemption of Securities for Sinking Fund.

Not less than 45 days (unless otherwise indicated in the Board Resolution, supplemental indenture hereto or Officers’ Certificate in respect of a particular Series of Securities) prior to each sinking fund payment date for any Series of Securities, the Company will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that Series pursuant to the terms of that Series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting of Securities of that Series pursuant to Section 13.02, and the optional amount, if any, to be added in cash to the next ensuing mandatory sinking fund payment, and the Company will thereupon be obligated to pay the amount therein specified. Not more than 60 nor less than 30 days (unless otherwise indicated in the Board Resolution, Officers’ Certificate or supplemental indenture in respect of a particular Series of Securities) before each such sinking fund payment date the Trustee will select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 3.02 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 3.03. Such notice having been duly given, the redemption of such Securities will be made upon the terms and in the manner stated in Sections 3.04, 3.05 and 3.06.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

METROPCS WIRELESS, INC.

By:	/s/ Roger D. Linquist
Name: Roger D. Linquist
Title: President and Chief Executive Officer

METROPCS AWS, LLC
METROPCS CALIFORNIA, LLC
METROPCS COMMUNICATIONS, INC.
METROPCS FLORIDA, LLC
METROPCS GEORGIA, LLC
METROPCS, INC.
METROPCS MASSACHUSETTS, LLC
METROPCS MICHIGAN, INC.
METROPCS NEVADA, LLC
METROPCS NEW YORK, LLC
METROPCS PENNSYLVANIA, LLC
METROPCS TEXAS, LLC
METROPCS 700 MHz, LLC

By:	/s/ Roger D. Linquist
Name: Roger D. Linquist
Title: President and Chief Executive Officer

WELLS FARGO BANK, N.A., as Trustee

By:	/s/ Lynn M. Steiner
Name: Lynn M. Steiner
Title: Vice President

EXHIBIT A

[FORM OF]

NOTATION OF GUARANTEE

Each Guarantor signing below has fully, unconditionally and absolutely guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, the due and punctual payment of the principal of and interest on the Securities to which this notation is affixed and all other amounts due and payable under the Indenture and the Securities to which this notation is affixed by the Company.

The obligations of such Guarantor to the Holders of Securities to which this notation is affixed and to the Trustee pursuant to the Security Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Security Guarantee.

[NAME OF GUARANTOR(S)]

By:
Name:
Its: